SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (date of earliest event reported): April 30, 2012

WAUSAU PAPER CORP.
(Exact name of registrant as specified in its charter)

WISCONSIN	0-13923	39-0690900
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

100 PAPER PLACE
MOSINEE, WI 54455-9099
(Address of principal executive offices, including Zip Code)

(715) 693-4470
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2 – Financial Information

Item 2.02.

Results of Operations and Financial Condition

On April 30, 2012, the Company reported net earnings of $9.8 million, or $0.20 per diluted share, for the first quarter ended March 31, 2012, as compared to a net loss of $1.4 million, or $0.03 per diluted share for the first quarter of 2011.

During the first quarter of 2012, the Company substantially completed its previously announced sale of the premium Print & Color brands, inventory and select equipment, as well as the permanent closure of its manufacturing site in Brokaw, Wisconsin.  Consequently, the Company will be reporting the operations of the Brokaw manufacturing facility and its related closure activities as a discontinued operation.  The discontinued operation will be separately stated from continuing operations for all periods presented in the condensed consolidated statements of operations.

Therefore, reported net earnings for the first quarter of 2012 include net earnings from continuing operations of $1.5 million, or $0.03 per diluted share and net earnings from discontinued operations of $8.2 million, or $0.17 per diluted share, compared to a prior year net loss from continuing operations of $0.2 million (break-even on a per-share basis) and a net loss from discontinued operations of $1.2 million, or $0.02 per diluted share.

Net sales from continuing operations increased to $216.2 million for the three months ended March 31, 2012, from $191.7 million for the same three-month period in 2011.

A copy of the news release is furnished as Exhibit 99.1 to this report.*

Section 5 – Corporate Governance and Management

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers:  Compensatory Arrangements of Certain Officers.

On April 30, 2012, the Company also announced that Sherri L. Lemmer will be appointed to the position of Senior Vice President and Chief Financial Officer effective May 1, 2012.

Ms. Lemmer, 45, has been with the Company in a variety of capacities since 1995.  Ms. Lemmer has served as a Company Vice President and Corporate Controller since 2006.  Ms. Lemmer was appointed as the Company’s Interim Chief Financial Officer on March 1, 2012.

A copy of the news release containing the Company’s announcement relating to Ms. Lemmer’s appointment is attached to this report as Exhibit 99.2 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit 99.1*

News release dated April 30, 2012 (Earnings Release)

Exhibit 99.2

News release dated April 30, 2012 (Appointment of Chief Financial Officer)

*

This exhibit is furnished pursuant to Item 2.02 and shall not be deemed to have been filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or Securities Exchange Act of 1934 unless expressly so provided by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAUSAU PAPER CORP.

Date:  April 30, 2012

By:  SHERRI L. LEMMER

Sherri L. Lemmer

Interim Chief Financial Officer

EXHIBIT INDEX

to

FORM 8-K

of

WAUSAU PAPER CORP.

dated April 30, 2012

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. §232.102(d))

99.1

News release dated April 30, 2012 (Earnings Release)

99.2

News release dated April 30, 2012 (Appointment of Chief Financial Officer)